Book Entry-Only Certificates Equity Indexed Savings Certificates

                           Letter of Representations
                        [To be Completed by Depositary]

                      American Express Certificate Company
                                [Name of Issuer]

                    American Express Client Service Company
                            [Name of Transfer Agent]

                  American Express Client Service Corporation
                       [Name of Depositary/Paying Agent]


                                                                 August 22, 2000
                                                                     [Date]

Attention: General Counsel's Office
The Depository Trust Company
55 Water Street 49th Floor
New York, NY 10041-0099


                 RE: American Express Equity Indexed Savings Certificates
                     consisting of two classes:

                         Full Participation Certificates
                         Partial Participation of Certificates
                              [Issue description (the "Securities")]

Ladies and Gentlemen:

     This letter sets forth our understanding with respect to certain matters relating to the Securities. Depositary shall act as depositary and paying agent with respect to the Securities. Issuance of the Securities has been authorized pursuant to a fiscal agency agreement, trust indenture, bond resolution, Prospectus, or other such document dated -August 9 2000 the -Document American Express Financial Advisors, ("Underwriter") is distributing the Securities through The

Depository Trust Company ("DTC")


         To induce DTC to accept the Securities as eligible for deposit at OTC, and to act in accordance with its Rules with respect to the Securities, Depositary makes the following representations to DTC

         1 . On the closing date, August 23, 2000, and on each subsequent closing date indicated on Schedule A, as early as the opening of business, but no later tha 12:00 noon (Eastern Time) Transfer Agent shall utilize DTC's Fast Reject and Confirmation ("FRAC") function available on the Participant Terminal System to confirm. a shipment control list ("SCL"), or some other statement, such as an initial transaction statement, evidencing the issuance of Securities recorded on the Depositary's books and records in the name of Cede & Co.

         Transfer Agent shall also confirm to DTC the amount of the Securities recorded in the name of Cede & Co. on a daily or other periodic basis as OTC may reasonably request. Transfer Agent and Depositary shall act in accordance with DTC's procedures, as they may be revised from time to time. Transfer Agent and Depositary agree that such confirmation by Transfer Agent shall be deemed to be a statement that there are no liens, restrictions, or adverse claims arising through the company or issuer to which the Securities are or may be subject.

         2. On each day on which Transfer Agent is open for business and on which it receives an instruction originated by a OTC participant ("Participant') through DTC's Deposit/Withdrawal at Custodian ("DWAC") system to increase the Participant's account by a specified amount of Securities (a "Deposit Instruction"), Transfer Agent shall, no later than 6:30 p.m. (Eastern Time) that day, either approve or cancel the Deposit Instruction through the DWAC system.

         On each day on which Transfer Agent is open for business and on which it receives an instruction originated by a Participant through the DWAC system to decrease the Participant's account by a specified amount of Securities (a "Withdrawal Instruction"), Depositary shall, no later than 6:3 0 p.m. Eastern
Time) that day, either approve or cancel the Withdrawal Instruction through the DWAC system.

         Transfer Agent agrees that its approval of a Deposit or Withdrawal Instruction shall be deemed to be the receipt by DTC of a new reissued or reregistered Security on registration of transfer to the name of Cede & Co. for the quantity of Securities after the Deposit or withdrawal Instruction is effected.

         3. Issuer: (a) understands that DTC has no obligation to, and will not, communicate to its Participants or to any person having an interest in Securities any information contained in the SCL or other such statement evidencing the Securities; and (b) acknowledges char neither DTCs Participants nor any person having an interest in the Securities shall be deemed to have notice of the provisions of the Securities by virtue of the deposit of such Securities evidenced by an SCL or other statement to OTC.

         4. In the event of any solicitation of consents from or voting by holders of the Securities, Depositary or Transfer Agent shall establish a record date for such purposes (with no provision for revocation of consents or votes by subsequent holders) and shall send notice of such record date to DTC no fewer than 15 calendar days in advance of such record date. Notices to DTC to this Paragraph by telecopy shall be directed to DTC's Reorganization Department, Proxy Unit at (212) 855-5181 or (212) 855-5182. If the parry sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 955-5202. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to:

         Supervisor, Proxy Unit
         Reorganization Department
         The Depository Trust Company
         55 Water Street 50th Floor
         New York, NY 10041-0099

         5. In the event of an early redemption, whether or not at the option of the beneficial owner, Transfer Agent shall receive the specified Securities in accordance with DTC's CD Early Redemption Request Procedures ("CERR") Issuer shall instruct DTC as to the amount to credit the respective DTC Participant(s) responsible for forwarding the payment to the beneficial owner or its legal representative.

         6. In. the event of an invitation to tender the Securities (including mandatory tend= exchanges, and capital changes), Depositary shall act in accordance with DTC's Procedures. Notice by Depositary or Transfer Agent to Security holders shall be seat to DTC specifying the terms of the tender and the date such notice shall be distributed (the "Publication Date") of such notice. Such notice shall be scat to DTC by a secure means (e.g., legible telecopy registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before or, if possible, two business days before the Publication, Date. Depositary shall forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP numbers (if applicable) which includes a manifest or list of each CUSIP number submitted in that transmission. (The parry sending such notice shall have a method to verify subsequently the use and timeliness of such notice.) Notices to DTC pursuant to this Paragraph and notices of other corporate actions by telecopy shall be directed to DTC's Reorganization Department at (212) 855-5488. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such parry shall telephone (212) 855-5290. Notices to DTC pursuant to this Paragraph by mail shall be sent to:

                          Manager. Reorganization Department
                          Reorganization window
                          The Depository Trust Company
                          55 Water Street 50th Floor
                          New York, NY 10041-0099

         7. All notices and payment advices sent to DTC shall contain the CUSIP number of the Securities.

         8. In the event of a change in the maximum return, participation percentage or, if applicable, minimum interest rate, Depositary shall send notice to DTC of such change and Depositary shall indicate the maximum return, participation percentage or minimum interest rate. Such notice, which shall include Depositary contact's name and telephone number, by telecopy shall be directed to DTC's Dividend Department at (212) 855-4555. if the party sending the notice does not receive a telccopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-4550. Notices to DTC pursuant to this Paragraph, by mail shall be sent to:

                          Manager, Announcements
                          Dividend Department
                          The Depository Trust Company
                          55 Water Street 25th Floor
                          New York, NY 10041-0099

         9. Depositary shall provide a written notice of interest payment information, including the current interest rate information, to DTC as soon as the information is available. Depositary shall provide such notice directly to DTC electronically, as previously arranged by Depositary and DTC. If electronic transmission has not been arranged, absent any Other arrangements between Depositary and DTC, such information shall be sent by telecopy to DTC's Dividend departm at (212) 855-4555 or (212) 855-4556. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-4550. Notices to DTC pursuant to this Paragraph by mail shall be sent to DTC's Dividend Department to the address indicated in Paragraph 8.

         10. Interest payments and principal payments that are part of periodic principal-and- payments shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Absent any other arrangements between Depositary and DTC, such funds shall be wired to the Dividend Deposit Account number that will be stamped on the signature page hereof at the time DTC executes this Letter of Representations.

         11. Depositary shall provide DTC's Dividend Department, no later than 12:00 noon (Eastern Time) on the payment date, automated notification of CUSIP-level detail. la the event automated notification is riot available. such notice shall be sent by telecopy or by electronic mail (E-mail). If the circumstances prevent the funds paid to DTC from equaling the dollar amount associated with the detail payments by 12:00 noon (Eastern Time), Depositary must provide CUSIP-reconciliation to OTC no later than 2:30 p.m. (Eastern Time). Reconciliation must be provided by either automated means or written format. Such reconciliation notice, if sent by telecopy shall be directed to DTC's Dividend Department at (212) 855-4633, and receipt of such reconciliation, notice shall be confirmed by telephoning (2 12) 355-4,430. Notices sent by E-mail shad be sent to dividend announcements@dtc.org
 .

         12. Maturity and redemption payments allocated with respect to each CUSIP number shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Absent any other arrangements between. Depositary and DTC, such funds shag be wired to the Redemption Deposit Account number that will be stamped on the signature page hereof at the rime DTC executes this Letter of Representations.

         13. Principal payments (plus accrued interest, if any) as a result of optional tenders for purchase effected by means of DTC's Repayment Option Procedures shall be received by Cade & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. Eastern Time) on the payment date. Absent any other arrangements between Depositary and DTC, such funds shall be wired to the Reorganization Deposit Account number that will be stamped on die signature page hereof at the time DTC executes this Letter of Representations.

         14. DEC may direct Depositary and/or Transfer Agent to use any other number or address as the number or address to which notices or payments may be sent.

         15. In the event of a redemption, acceleration, or any other similar transaction (e.g., tender made and accepted in response to Depositary's invitation) necessitating a reduction in the aggregate principal amount of Securities outstanding, Depositary or Transfer Agent shall make art appropriate notation on the SCL or other statement evidencing the Securities, including an entry in an electronic record keeping system, indicating the date and amount of such reduction in principal.

         16. In the event that Depositary determines that beneficial owners of Securities shall be able to obtain certificated Securities, Depositary or Transfer Agent shall notify DTC of the availability of certificates. In such event, Depositary or Transfer Agent shall issue, transfer, and exchange certificates in appropriate amounts, as required by DTC and others. In the event certificates are not available, the Security shall be reregistered, in appropriate amounts, as required by DTC and others.

         17. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Depositary (at which time DTC will confirm with Depositary the aggregate principal amount of Securities outstanding). Under such circumstances, at DTC's request, Depositary shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates -evidencing Securities to any Participant having Securities credited to its DTC accounts or provide certificateless depositary interests to each such Participant or beneficial owner directly.

         18. Nothing herein shall be deemed to require Depositary to advance funds on behalf of Issuer.

         19. This Letter of Representations may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts together shall constitute but one and the same instrument.

         20. This Letter of Representations shall be governed by, and construed in accordance with. the laws of the State of New York, without giving effect to principles of conflicts of law.

         21. The sender of each notice delivered to DTC pursuant to this Letter Of Representations is responsible for confirming that such notice was properly received by DTC.

         22. Depositary and Transfer Agent recognize that DTC does not in any way undertake to, and shall act have any responsibility to, monitor or ascertain die compliance of any transactions in the Securities with the Following, as amended from time to time: (a) any exemptions from registration under the Securities Act of 1933; (b) the Investment Company Act of 1940; (c) the Employee Retirement Income Security Act of 1974. (d) the Internal Revenue Code of 1986;
(e) any rules of any self-regulatory organizations (as defined under the Securities Exchange Act of 1934); or (f) any other local, state, or federal laws or regulations thereunder.

         23. Depositary and Transfer Agent may obtain listings of Participants' holdings known as Security Position Listings ("SPLs") from DTC with respect to the Securities from time to time at its request. DTC charges a fee for such SPLs. This authorization, unless revoked by Issuer, shall continue with respect to the Securities while any Securities are on deposit at DTC, until and unless Depositary or Transfer Agent shall no longer be acting. In such event, Issuer shall provide DTC with similar evidence, satisfactory to DTC, of the authorization of any successor thereto so to act.Requests for SPLs shall be sent by telecopy to the Proxy Unit of DTC's Reorganization Department (212) 855-5181 or (212) 855-5192. Receipt of such requests shall be confirmed by telephoning
(212) 855-5202. Requests for SPLs, scat by mail or by any other means, shad be directed to the address indicated in Paragraph 4.

         24. Depositary shall comply with the applicable requirements stated in DTC's operational Arrangements, as they may be amended from time to time. DTC's Operational arrangements are posted on DTC's website at "www.DTC.org."

         25. The following rider(s), attached hereto, are hereby incorporated into this Letter of Representations:

Rider A

A. Schedule B contains statements that DTC
Believes accurately describe DTC, the method of effecting book-entry transfers of securities distributed through DTC, and certain related matters.



                                             Very truly yours,

                                    American Express Certificate Company
                                                  [Issuer]
                                    By: /s/ Paula R. Meyer
                                    ---------------------------------
                                     [Authorized Officer's Signature]

                                    American Express Client Service Company
                                           [Depositary/Paying Agent]
                                    By: /s/ Bridget Sperl
                                    ---------------------------------
                                     [Authorized Officer's Signature]

                                    American Express Client Service Corporation
                                                [Transfer Agent]
                                    By: /s/ Bridget Sperl
                                    ---------------------------------
                                     [Authorized Officer's Signature]



Received and Accepted:
THE DEPOSITORY TRUST COMPANY

By: /s/ Richard S. Nesson
   -------------------------

Funds should be wired to:

 The Chase Manhattan Bank
 ABA #021 000 021
 For Credit to a/c Cede & Co.
 c/o The Depository Trust Company
cc:  Underwritter/Placemnet Agent

[Select a Underwritter/Placemnet Agent's Counsel]

Dividend Deposit Account #066-026776

Redemption Deposit Account #066-027306

Reorginaizaiton Deposit Account #066-027608



                            American Express Equity Indexed Savings Certificates
                                                      consisting of two classes:
                            ----------------------------------------------------
                            Full Participation Certificates
                            Partial Participation of Certificates
                            ----------------------------------------------------
                                             [Describe Issue]



Cusip      Principal      Maturity       Maximum     Participation    Minimum
Number      Amount          Date          Return      Percentage      Interest
------      -------       ---------      -------     -------------    --------

                                                                      SCHEDULE B

                        SAMPLE OFFERING DOCUMENT LANGUAGE
                       DESCRIBING BOOK-ENTRY-ONLY ISSUANCE
  (Prepared by DTC -bracketed material may be applicable only to certain issues)

         1. The Depository Trust Company ("DTC"), New York, NY will act as securities depository for the securities (the "Securities"). The Securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered Security certificate will be issued for (each issue of] the Securities, [each] in the aggregate principal amount of such issue, and will be deposited with DTC. (If, however, the aggregate principal amount of [any] issue exceeds $400 million, one certificate will be issued with respect to each S400 million. of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such issue.]

         2. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Direct Participants") deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants' accounts, thereby eliminating the aced for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants") The Rules applicable to DTC and its Direct and Indirect Participants are an file with the Securities and Exchange Commi sion.

         3. Purchases of Securities under the DTC system must be made by or through Direct participants, which will receive a credit for the Securities on DTC's records. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Securities arc to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Securities, except in the event that use of the book-entry system for the Securities is discontinued.

         4. To facilitate subsequent transfers, all Securities deposited by Direct Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC The deposit of Securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owner. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

         5. Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. [Beneficial Owners of Securities may wish to take certain steps to augment transmission to them of notices of significant events with respect to the Securities, such as redemptions, tenders, defaults. and proposed amendments to the security documents. Beneficial Owners of Securities may wish to ascertain that the nominee holding the Securities for their benefit has agreed to obtain and transmit notices to Beneficial Owners, or in the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of the notices be provided directly to them.]

        (6. Redemption notices shall be sent to DTC. If less than all of the Securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.]

         7. Neither DTC nor Cede & Co. (nor such other DEC nominee) will consent or vote with respect to the Securities. Under its usual procedures, DTC mails an Omnibus Proxy to Issuer 1 as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

         8. Redemption proceeds, distributions, and dividend payments on the Securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Direct Participants' accounts, upon DTC's receipt of funds and corresponding detail information from Agent 2 on payable date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name " and will be the responsibility of such Participant and not of DTC, Agent, or Issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividends to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of Agent, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

         [9. A Beneficial Owner shall give notice to elect to have its Securities purchased or tendered, through its Participant. to [Tender/Rernarketing] Agent, and shall effect delivery of such Securities by causing the Direct Participant to transfer the Participant's interest in the Securities, on DTC's records, to [Tender/Remarketing] Agent. The requirement for physical delivery of Securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the Securities are transferred by Direct Participants on DTC's records and followed by a book-entry credit of tendered Securities to [Tender/Remarketing] Agent's DTC account.]

         10. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Agent, Under such circumstances, in the event that a successor securities depository is not obtained, Security certificates are required to be printed and delivered.

         11. Issuer may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Security certificates will be printed and delivered.

         12. The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that Issuer believes to be reliable, but Issuer takes no responsibility for the accuracy thereof

Rider A

For purposes of this Letter of Representations, a surrender of or withdrawal from a Security shall be processed as a redemption of the Security or as an optional tender of the Security by the holder. The parties hereto agree that so processing such surrenders and withdrawals is a matter of convenience of processing and does not mean that such surrenders and withdrawals constitute or involve a redemption or a tender offer as a matter of fact or law.


--------
1 Reference.% to Issuer shall be deemed to mean Depositary for the purpose of this Schedule B.

2 References to Agent shall be deemed to mean Depositary for the purpose of this Schedule B.